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In connection with the previously announced potential business combination (the “business combination”) between B. Riley Principal Merger Corp. II (the “Company”) and Eos Energy Storage LLC (“Eos”), on September 28, 2020, Eos’s Chief Executive Officer, Joe Mastrangelo spoke with NJBIZ. A copy of the transcript of the discussion is filed herewith as soliciting material.

Jeffrey Kanige

00:02 Hello and welcome to NJ biz conversations. I’m your host, Jeff conine. Joining me today is Joe master. ANGELO He’s the CEO of EOS energy storage, Joe, welcome.

Joe Mastrangelo

00:11 Thanks, Jeff, how are you

Jeffrey Kanige

00:12 I’m okay thanks for for taking the time. I’m interested in interested in talking to you because you’re developing and I think I have developed as

●	00:24 An alternative to lithium ion batteries and when, when we’re talking about batteries. We’re not talking about the little details that people put in their flashlights. It’s a large systems.

●	00:32 Designed to to hold energy power produced by solar systems and

●	00:37 Things like that. So what you’ve developed an alternative to lithium ion. What’s wrong with lithium ion batteries. Why do

●	00:43 They. Why do you need to know, why do we need an

Joe Mastrangelo

00:44 Alternative so not that there’s anything wrong. But I think when, when you look at the energy landscape, you always need a mix of technology. So lithium ion is a great technology for electric vehicles.

●	00:55 It’s a great technology if you want short bursts of power. What we’ve developed, though, is a technology that can do long duration discharge operate in harsh environments. You know, we can go anywhere from

●	01:09 Minus 13 degrees to plus 50 degrees. See, without any heating or air conditioning being required

Jeffrey Kanige

01:15 Okay, and that’s that’s a shortcoming of lithium batteries.

Joe Mastrangelo

01:18 Lithium Ion needs to operate, usually within a range of 18 to 22 degrees. And if you go outside that you can damage your system, whereas our studio system has operating flexibility to allow you to operate in the largest harshest environments around the world.

Jeffrey Kanige

01:32 Okay. All right, now I then so so do your batteries use zinc.

●	01:38How do they, how, what is the, is there a different process that you use to build them or how does it. How is how exactly are they different besides just the material lithium versus saying

Joe Mastrangelo

01:48 Yeah, so, so the the battery in and of itself comes from five core commodities so readily available. So you plastics titanium.

●	01:58 Carbon is felt and zinc and bromine make up the electrolyte our manufacturing processes relatively simple requires a lot of precision.

●	02:07 But doesn’t require expensive clean rooms to be able to manufacture batteries, like you see with lithium ion technology and at the same time, we have no conflict materials. There’s no precious metals, the batteries non toxic and fully recyclable. So it’s just a different chemistry.

●	02:23 And surrounded by a more simpler mechanical design that gives you the operating flexibility for the

●	02:27 Stationary storage.

Jeffrey Kanige

02:29 Okay. And it’s, it sounds like it must be significantly cheaper or less expensive to eat to build to buy to use

Joe Mastrangelo

02:36 Yeah so. So when you think about just the cost of initial purchase, you know, we’re on par with lithium ion with very low volumes, who are factory says we scale up we think we create

●	02:49 A capital costs or initial cost advantage from an operating standpoint because the system doesn’t require the H back and because you have a wider operating range and becomes a lower cost.

●	02:59 Easier system to operate out in the field. So you’ve got advantages, where you’re not going to be doing the servicing on the H back

●	03:07 And you have a longer life cycle with the battery, because the, you know, our life cycles 15 to 20 years without with minimal delegation okay gives you a longer life solution.

Jeffrey Kanige

03:16 Okay, and how how widespread or where are you in production. I mean, are you, are you turning these things out selling them they’re being installed. Where are they hadn’t. And how big is the

●	03:26 How, how big is your market. Right.

Joe Mastrangelo

03:27 Now, yeah. So it’s, it’s a great question. So, so we we saw our headquarters in Edison, New Jersey. Right. All of our testing and r&d work.

Jeffrey Kanige

03:35 Okay.

Joe Mastrangelo

03:36 We have eight systems installed around the around the world. You know, we’ve got six of them in the US and to outside of the United States.

●	03:45 We’ve started our gen what we call gen 2.3 product which is which is a new product, and we’ve our factory. Now we’re 100% made in America okay 80% of our materials come from, from the US our factories in Pittsburgh, Pennsylvania.

●	03:59 Okay, even though we moved into this factory almost a year ago to the day. So even with coven and all the restrictions and downtime that we’ve had.

●	04:07 We’ve gone from an empty building in an old Westinghouse factory to producing batteries and wrapping up production and our first system commercial system will ship later. Later later this fall.

Jeffrey Kanige

04:18 Okay, interesting. So that’s that’s happening now, now that

●	04:22 I’m sure you’re aware that that it’s a huge goal of Governor Murphy here in New Jersey to to have a I think 50% of the state’s energy supplied by renewable sources, obviously, that’s an opportunity for you. It would seem as as they develop the wind port and things like that. Yes.

Joe Mastrangelo

04:38 Right, yeah. So, so when you look at that, there’s multiple opportunities.

●	04:43 On doing standalone storage for, you know, the congestion of the grid. And also, I think, as as offshore wind comes in.

●	04:51 You have an opportunity to put these batteries at various points where you’re landing the power from offshore when

●	04:57 And use that the store and bring the power in the room when the grid is needed. I think that the benefit of our system is you can charge it in as little as an hour and you can discharge it from anywhere from two hours to 10 hours so

Jeffrey Kanige

05:08 That’s the

●	05:08 That that was my next question is how how how much power do these things store and and and what what is this eventually goes to

●	05:17 Businesses to residences, things like that. Is it just sort of a general this is. We’re now on the energy grid. The same electrical grid that everybody else uses

Joe Mastrangelo

05:24 Yeah, so, so the the the system in and of itself is modular to where you could take a battery and use a battery.

●	05:32 You could make a residential system. We don’t have that available right now, just because of where we are in our, in our development cycle from solution standpoint, but we do 20 foot standard shipping containers.

●	05:43 We put two of those together, no 40 foot solution which gives you a little bit under a megawatt of power, you can scale those up to as big as you need, or because of the safety measures because our battery is not flammable.

●	05:55 And you can put them in a standard warehouse with ventilation and put them on on on server racks and stack the batteries and create what we call our warehouse.

Jeffrey Kanige

06:04Okay, yeah. That was, that was the next question is, what beyond just sort of supplying you know electricity for everybody. Are there other uses, can they be smaller bigger

●	06:15 What, what is the what is the range that we’re talking about in terms of

●	06:18 You know, the kinds of things, the kinds of uses that these can be put to

Joe Mastrangelo

06:21 Yeah, so, so it’s a great question. So you’ve got, you know, things where we were the battery when it started in the company’s 12 and half years old. So when the battery when the company started the goal was to

●	06:31 Co locate this with solar. So what you were trying to do it with solar is take the daytime solar and shift it into where you have a battery that can discharge over four hours when the sun goes down.

●	06:40 Right, since we’ve been operating, we found that you know we can do almost any application that requires two hours to 10 hours. So we do things like

●	06:48 Grid D congestion, where you’re storing you’re not next to a power source, but you’re pulling power off the grid when there’s no demand and putting it back on when there is demand we do

●	06:58 Do applications where we co locate with factories or commercial parks or office buildings to be able to provide power and right now.

●	07:06 We’re pretty excited about. We’re going through UL and fire department of New York approvals to eventually be able to get inside buildings in Manhattan, which opens up the ability to make the buildings more greener in Manhattan. And it also allows us to expand and others.

Jeffrey Kanige

07:18 Right, so, so you would be you would power the entire building with with one of these batteries.

Joe Mastrangelo

07:22 Okay, you, you, you would take you to have a system in a sub basement.

●	07:26 You would, you would take the building, off, off the grid. If you allow allow grid, the congestion for a period of time during the day and then charge it at night when no one’s there working

Jeffrey Kanige

07:35 Okay. And that brings to mind the use of it as sort of a

●	07:41 An alternative. I mean, must be safer than, for example, if a building has a generator that they have to burn off diesel fuel, it would seem, you could you could do something and replace replace that whole thing and get that out of there.

Joe Mastrangelo

07:51 Well, it’s so again depending depends on the use case, what we’re not good at and many times with diesel generators are doing is they’re that quick response.

●	08:00 To a power outage which our system is not designed to do that we’re going to replace would be

●	08:06 That during the day. So, so one of the one of the big problems you have in many areas is the grid gets congested. So look at California right now.

●	08:13 Where the rolling blackouts where they’re short on power with this would allow you to do is those moments where there’s more renewable power generation and there is demand story. Keep it and then bring it back on the grid when you need it later on.

●	08:25 That’s where design. Okay.

Jeffrey Kanige

08:26 I get it and and you mentioned California that’s I was going to ask you about that too. We talked about New Jersey, where do you California would seem to be would be another market that would that would be that would be right for you folks, where else am I right about that. First of all,

●	08:41 Where else are you seeing where else do you see opportunities around the country and around the world.

Joe Mastrangelo

08:45 Yeah. So yes, we’ve installed a couple of systems in California. In fact, we’ve had a

●	08:50 System running very, it’s a relatively small system, but the but the what we were really proud of is the fact that it was performing

●	08:5820% above its specifications of delivering 20% more energy than it then it was designed for us that just again goes to show the potential of technology.

●	09:06 When you look at the demand, you know, globally, you know they’re there, there’s, you know, you look last year so new power generating capacity brought online in 2019. So what was installed.

●	09:1880% of that was renewables and renewables creates this intermittency. It’s called where if the sun is not shining or the wind is blowing, you don’t have

●	09:27 Wind and Solar right we allow you to do is ride through that intermittency and shift that demand and not waste the power, depending on where your supply and demand curve is

●	09:35 The second thing that you’re seeing, you know, there’s a shift away from coal fired power generation new being installed around the world nuclear

●	09:45 With those two things coming down, which were barely like baseload technologies with renewables going up. You need low cost safe, reliable powers storage technology. We think we have is us. Okay.

Jeffrey Kanige

10:00 All right before I let you go I readers of viewers who are also readers of NJ biz, and I hope they are

●	10:07 Also know that you’re planning to be a publicly listed company fairly soon through a merger with a special purpose acquisition company sponsored by the Riley.

●	10:15 Can you tell us anything about where that deal is and and is it on is still on track. I think you said you’re supposed to close by the end of this year. Is that still on track and everything okay with that.

Joe Mastrangelo

10:23 Yeah, so, so we filed. You know, we’ve signed a definitive agreements we filed

●	10:27 Our proxy, you know, we’re in the process of going through SEC approval. We once we get through the approval will, will the stock will be quoted

●	10:34 On the on the NASDAQ so to me it’s a great way where we were was kind of sitting with a product that needed capital to scale and what B Riley has brought us is that capital to be able to grow our business, which is really exciting.

Jeffrey Kanige

10:46 Yeah, and that was going to be the last thing is, what does that. What does that mean for your company and for its growth and for where you can go from here.

Joe Mastrangelo

10:54 Yeah, our plan is, you know, we’re going to be expanding our facility in Edison and growing our engineering team growing a global Salesforce.

●	11:03 And then also expanding our factory in Pittsburgh. So we basically taken what was an empty former fossil fuel facility at Westinghouse and turned it into green tech jobs and, you know, we’re out hiring you. We can’t hire fast enough. Right now, which

Jeffrey Kanige

11:16 Well that’s that’s in and and right now that’s that’s that’s good news.

●	11:21 For a lot of people and and because it’s as you say it’s it’s either green jobs that that’s that’s where, that’s where a lot of the focus is especially, especially in the northeast and as you say in California. So

●	11:32 I’d love to check back in with you at some point and see how you’re going maybe after the deal closes. We can talk again about

●	11:38 About but what you’re doing and and how those plans are going

Joe Mastrangelo

11:41 Fantastic, or just. Thanks a lot.

Jeffrey Kanige

11:42 Okay, Joe. Mr. ANGELO. Thank you, from EOS energy storage. Thank you very much for joining us. I really appreciate it.

Joe Mastrangelo

11:47 Thank you for the opportunity.

Jeffrey Kanige

11:49 And thank you all for watching. Until next time, stay safe everyone